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                                                                 EXHIBIT 10 AQ

                              EMPLOYMENT AGREEMENT

                 THIS AGREEMENT made as of the l8th day of March, 1996, by and among George Mason Bankshares, Inc., a Virginia corporation (the
"Corporation"), and Webb C. Hayes, IV of Bethesda, Maryland (the "Executive") and The Palmer National Bank, a national bank.

                                   WITNESSETH

                 WHEREAS, the Corporation and Mason Holdings Corporation, a Virginia corporation and wholly owned subsidiary of the Corporation ("MHC"), have entered into an Agreement and Plan of Reorganization, dated as of October 19, 1995, among the Corporation, MHC, The Palmer National Bancorp, Inc. ("PNBI"), a Delaware corporation, The Palmer National Bank, a national bank (the "Bank") and Palmer National Mortgage, Inc., a Delaware corporation ("PNMI"), both the Bank and PNMI being wholly owned subsidiaries of PNBI (the "Agreement and Plan"), pursuant to which PNBI will be merged with and into MHC (the "Merger");

                 WHEREAS, the Executive currently serves as President and Chief Executive Officer of PNBI and Chaimnan, President and Chief Executive Officer of the Bank;

                 WHEREAS, the Executive is currently subject to an Executive Compensation Agreement made as of January 31, 1988 by and between the Executive and the Bank (the "Palmer Employment Agreement");

                 WHEREAS, it is a condition to the parties obligations under the Agreemnent and Plan to Consummate the Merger that Executive enter into an employment agreement with


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the Corporation at or prior to the Effective Time of the Merger (as such term is defined in Section 1.3 of the Agreement and Plan);

                 WHEREAS, the Corporation, the Executive and the Bank desire that the Palmer Employment Agreement be terminated at the Effective Time of the Merger; and

                 WHEREAS, the Corporation desires to emplov Executive, and the Executive desires to become an employee of the Corporation, on the terms and conditions set forth herein;

                 NOW THEREFORE, in consideration of the mutual covenants contained herein, the Corporation and the Executive agree as follows:

                 1. Employment. Effective on the Effective Date, the Corporation and the Bank agree to employ the Executive and Executive agrees to be employed by the Corporation and the Bank on the terms and conditions hereinafter set forth.

                 2. Capacity. Effective on the Effective Date, the Executive shall be appointed and serve as Executive Vice President of the Corporation and shall be appointed and serve initially as President and Chief Executive Officer of the Bank and shall perform services for the Corporation and the Bank consistent with such positions (or such other positions if appointed), including, initially, his continuing to manage marketing, service and business development activities for the customers and prospects of the Bank or any successor bank or business division of the Bank or the Corporation. Executive's title, duties and responsibilities may be changed or expanded during the term of Executive's employment hereunder and Executive's reporting relationships to other officers of the Corporation, MHC and the Bank may also be modified by the Chief Executive Officer of the Corporation; however, there will be no material decrease in Executive's duties and responsibilities hereunder as an executive officer of the Corporation.





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                 3.          Effective Date and Term.  The commencement date
(the "Effective Date") of this Agreement shall be the day in which the Effective Time of the Merger occurs. Effective on the Effective Date, the Palmer Employment Agreement shall be terminated and be of no further force and effect. Subject to the provisions of Sections 6, 7 and 13(b), the term of the Executive's employment hereunder shall be for one year from the Effective Date; and the term shall be automatically extended from day to day so that on any day the remaining term shall be one year.

                 4. Compensation and Benefits. This Agreement does not affect any compensation or benefits earned by the Executive, that remain unpaid on the Effective Date, pursuant to the Palmer Employment Agreement. The compensation and benefits payable to the Executive under this Agreement shall be as follows:

                             (a)     Base Salary.  The Bank shall pay the
Executive a Base Salary of One Hundred Ninety Five Thousand Dollars ($195,000.00) per year, which shall be inclusive of all meeting and directors' fees and shall be the sole compensation for all services rendered by the Executive except as otherwise provided in this Agreement. The Executive's
Base Salary could be subject to merit based increase from time to time in accordance with the usual practice of the Corporation with respect to the review of compensation of its senior executives. The Executive's Base Salary shall be payable in periodic installments in accordance with the Bank's and the Corporation's usual practice for their senior executives.

                             (b)     Bonus Compensation.  In addition to Base
Salary, the Executive will be eligible to be paid an incentive bonus by the Bank under the Corporation's annual incentive bonus plan offered by the Corporation for its senior executives, in which annual bonuses will be determined by the Compensation Committee of the Board of the Corporation based upon (i) the Executive satisfying performance goals for the Bank agreed to in writing by the Executive, the Chief Executive Officer of the Corporation, and





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the Compensation Committee of the Board and (ii) the overall financial results of the Corporation for such year.

                             (c)     Executive's Individual Benefits.  After
the Effective Date, the Bank will make every reasonable effort to continue in force and pay the premiums on the two individual long term disability insurance policies being maintained by the Bank for the benefit of Executive as in effect on October 19, 1995. The Bank shall also continue to pay all premiums with respect to the policy insuring the Executive's life which is owned by the trustee of that trust agreement as in effect on October 19, 1995 which has been established to provide for benefits under certain supplemental retirement benefits agreements between the Bank and certain of its executives. The Bank shall also continue to pay premiums on the two policies insuring the Executive's life, purchased pursuant to certain split-dollar life insurance plan ageements as in effect on October 19, 1995. Notwithstanding the above, the Executive acknowledges and agrees that after the Effective Date the above described individual benefits presently maintained by the Bank for him may be converted into substantially equivalent benefits which are not materially less favorable for Executive under substantially similar benefit plans adopted by the Corporation or its subsidiaries' for the benefit of senior executives.

                             (d)         Regular Benefits.  The Executive also
shall be entitled to participate in any and all employee benefit plans, medical insurance and health plans, retirement plans, and other benefit plans from time to time in effect for senior executives of the Bank. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applied policies of the Bank and (iii) the termination rights of the Corporation and its subsidiaries after the Effective Date (pursuant to Section 7.4(a) of the Agreement and Plan) with respect to Bank employee benefit plans. Executive shall be eligible to receive stock options awarded through participation in Stock Option Plans administered by the Corporation's Compensation Committee of the Board and entitled to participate in any Employee Stock Purchase Plans maintained by the Corporation in accordance with their terms.





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                             (e)     Business Expenses.  The Bank shall
reimburse the Executive for all reasonable travel, entertainment and other business expenses incurred by him in the performance of his duties and responsibilities hereunder, subject to audit as necessary and to such reasonable requirements with respect to substantiation and documentation as may be specified by the Corporation.

                             (f)     Vacation.  The Executive shall be entitled
to the same vacation benefits which is currently three (3) weeks of vacation per year, including unused vacation carry over rights for one (1) week, as other executives of the Corporation based on years of service (including years of service at the Bank) to be taken at such times and intervals as shall be determined by the Executive with the approval of the Corporation (which may act through its Chief Executive Officer or Compensation Committee), which approval shall not be unreasonably withheld.

                             (g)     Automobile.  The Bank at its sole cost
shall during the term of this Agreement provide the Executive with the use of an appropriate automobile that shall be selected by the Executive with the approval of the Corporation, which shall not be unreasonably withheld, so long as such selection is consistent with prior Bank practices.

                 5. Extent of Service. During his employment hereunder, the Executive shall, subject to the direction and supervision of the Chief Executive Officer of the Corporation, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Bank's and the Corporation's interests and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by the Chief Executive Officer of the Corporation; provided, however, that nothing herein shall be construed as preventing the Executive from:

                             (a)     investing his assets in a manner not
prohibited by Section 8, and in such form or manner as shall not require any material srvices on his part in the operations or affairs of the companies or other entities in which such investments are made;





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                             (b)     serving on the board of directors or
governing board of any entity subject to the prohibitions set forth in Section 8 and provided that he shall not be required to render any material services with respect to the operations or affairs of any such entity and subject to disclosure and advance approval by the Chief Executive Officer and the Board of Directors of the Corporation, which approval will not be unreasonably withheld, as well as annual notification to the Chief Executive Officer and Board of Directors of the Corporation as to all boards on which Executive serves; or

                             (c)     engaging in religious, charitable or other
community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

                 6.          Termination and Termination Benefits.
Notwithstanding the provisions of Section 3, the Executive's employment hereunder shall terminate under the following circumstances:

                             (a)     Death.  In the event of the Executive's
death while he is actively employed by the Corporation, the Executive's employment shall terminate on the date of his death; all compensation and benefits earned by the Executive but unpaid at the time of his death shall be paid to the Executive's estate.

                             (b)     Termination by the Corporation for Cause.
The Executive's employment hereunder may be terminated for "Cause" by the Corporation, which shall mean termination because of the Executive's breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or entry of a final cease-and-desist order relating to the Bank, or acts or omissions constituting dishonesty, fraud, or disreputable conduct, or gross negligence in the course of his employment, or willful misconduct in the performance of his duties hereunder, including willful failure to perform such duties as may properly be assigned to him hereunder, provided however, that such determination of termination for Cause shall require the affirmative vote of a majority of the members of the Corporation's Board of Directors. For purposes of this paragraph, no act or failure to act on the Executive's part





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shall be considered "willful" unless done, or omittcd to be done, by the
Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Corporation.

                 In the event of termination for Cause, all obligations of the Corporation and the Bank under this Agreement shall terminate as of the date the Executive's employment is terminated, except that all compensation and benefits earned by the Executive but unpaid at the time of his termination will be paid to Executive.

                             (c)     Termination by the Corporation Without
Cause. The Executive's employment with the Corporation may be terminated without Cause upon written notice by the Chief Executive Officer of the Corporation to Executive. Termination without Cause is defined as termination for any reason other than the terminations specified in other lettered paragraphs of this Section 6, all as defined in this Agreement.

                 In the event of termination without Cause, all obligations of the Corporation and its subsidiaries under this Agreement shall terminate as of the date the Executive's employment is terminated, except that:

                             (i)     the Bank shall continue to pay the
Executive his Base Salary at the rate in effect on the date of termination for a period of twelve (12) months from the date of such termination. Neither the Bank, nor the Corporation, nor any of their subsidiaries shall have any obligation to pay Executive any portion of a bonus that might otherwise have been earned during such period had Executive remained an employee;

                             (ii)    all compensation and benefits earned by
the Executive but unpaid at the date of his termination will be paid to Executive;

                             (iii)   unless earlier terminated, the Bank will
continue to pay premiums on the long term disability insurance policies and the life insurance policy funding the supplemental retirement benefits agreement referenced in Section 4(c) for twelve (12) months from the date of termination. Thereafter, responsibility for premium payments with respect to the long term disability insurance policies will be transferred to





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the Executive and payment will be commenced under the supplemental retirement benefits agreement only if payment is due under the terms thereof. Unless earlier terminated, the Bank will continue to pay premiums on the life insurance policies funding the split-dollar agreements referenced in Section 4(c) for a period of twelve (12) months from the date of termination, at which time the policies shall be permitted to lapse or transferred in accordance with the provisions of the split-dollar agreements; and

               (iv) the Bank will use reasonable commercial efforts to provide the Executive with continued coverage or twelve (12) months from the date of termination under the Bank's employee group plans for health, life and disability at the same level of participation enjoyed by Executive on the date of termination. The health coverage provided hereunder shall count towards the Executive's right to continuation coverage under the federal law known as COBRA, to the extent permitted by law. Executive acknowledges and agrees that his participation in stock option or stock purchase plans, bonus plans and any retirement plans which are "qualified" under Section 401(a) of the Internal Revenue Code will cease on the date of termination.

        (d) Termination by Operation of Law. The Executive's employment shall terminate:

               (i) if the Executive is removed and/or permanently prohibited from participating in the conduct of the affairs of the Corporation or its subsidiaries by a final order issued by any financial institution regulatory body, including but not limited to the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any state financial institution regulator as of the effective date of the order; or

               (ii) if the Executive is removed and/or permanently prohibited from participating in the conduct of the affairs of the Corporation or its subsidiaries under, or such removal is required to comply with, any final judicial decree or order.





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       In the event of termination by Operation of Law, all obligations of the
Corporation or its subsidiaries under this Agreement shall terminate as of the date indicated, except that all compensation and benefits earned by the Executive but unpaid at the time of his termination will be paid to Executive.

           (e) Termination by Disability. The Executive's employment may be terminated in the event that he is unable to perform the essential duties of his position due to any mental, physical or other disability. The Executive may only be terminated under this provision if he remains unable to perform the essential functions of his position following a leave of absence because of disability for a period of twenty six (26) weeks and either (i) the Board of Directors of the Corporation thereafter concludes, based upon medical and other evidence satisfactory to it, that the Executive is disabled within the meaning of this provision or (ii) the issuing carrier under any group or individual long term disability plan or policy paid for or maintained by the Corporation or its subsidiaries determines that the Executive is disabled under the terms of such plan or policy. During the twenty-six (26) week period prior to termination for disability, the Executive will receive full Base Salary reduced by the amount of disability benefits provided under any disability insurance paid for or maintained by the Corporation or its subsidiaries. If disability benefits have not commenced at the time of termination for disability under any such long term disability insurance, such full Base Salary shall continue until the time any such disability benefits commence. The Corporation will make reasonable accommodation to the known physical and mental limitations of the Executive unless to do so would cause the Corporation undue hardship. The Executive may, and at the request of the Corporation will. submit to the Corporation a certification of his medical condition and prognosis, in reasonable detail by a physician or physicians satisfactory to the Corporation. All obligations of the Corporation or its subsidiaries under this Agreement, except for the Base Salary continuation provided under this paragraph, shall terminate as of the date the Executive's employment is terminated under this provision, except that all compensation and benefits earned by the Executive but unpaid at the time of his termination will be paid to Executive.





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            (f)    Termination by Reason of Retirement or Voluntary
Resignation. In the event of the Executive's retirement or his voluntary resignation, this Agreement will terminate on the date Executive retires or voluntarily resigns from employment and all obligations of the Corporation or its subsidiaries under this Agreement will terminate as of that date; provided, however, that Executive will be entitled to receive any salary and benefits earned but unpaid as of the date of his retirement or resignation.

            (g) Resignation by Reason of Corporation's Material Breach. In the event of Executive's resignation due to a material breach of this Agreement by the Corporation (determined by arbitration pursuant to Section 12), then the Corporation's obligations under this Agreement are the same as those for a Termination Without Cause under Section 6(c). Executive's letter of resignation: shall set forth in specific detail the material breach alleged to have compelled his resignation in order for this subparagraph to apply to any resignation.

            (h) Resignation as Director. Upon notice to Executive that Executive's employment with the Corporation is terminated hereunder for any reason, he hereby agrees to resign immediately as director of the Corporation, the Bank, or any subsidiary or entity affiliated with either upon whose board of directors he is a member, effective upon the date of termination of employment. The Executive hereby agrees that the Corporation shall have the right to suspend any payments to or on behalf of Executive under this Agreement until this provision is complied with by Executive.

     7. Suspension of Agreement. Notwithstanding the provisions of Section 3, the Executive's employment hereunder and the Corporation's obligations under this Agreement shall be suspended if the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Corporation's or any subsidiary's affairs by a notice served by any financial institution regulatory body including but not limited to the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any state financial institution regulator or any other judicial, executive or agency decree, order, judgment or ruling as of the date of





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service thereof unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Corporation shall (i) pay the Executive the compensation withheld while the Agreement was suspended pursuant to this Section and (ii) reinstate any of its obligations which were suspended.

    8.    Noncompetition and Confidential Information.

          (a)    Noncompetition.   For a period of twelve (12) months following
the termination of his employment under this Agreement for any reason, the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as such term is defined in Section 10 hereof), compete in any city or county in the Commonwealth of Virginia, any city or county in Maryland or in the District of Columbia where the Corporation and its subsidiaries maintain (or have applied for) offices or branches at the time of the Executive's termination and at any time during the period this Noncompetition provision is in effect, with the banking or any other business conducted by the Corporation and its subsidiaries during the period of his employment hereunder, nor will he attempt to hire any employee of the Corporation or its subsidiaries, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with the Corporation or its subsidiaries or solicit or encourage any customer of the Corporation or its subsidiaries to terminate its relationship with the Corporation or any subsidiary or to conduct with any other Person any business or activity which such customer conducts with the Corporation or its subsidiaries. Notwithstanding anything to the contrary contained herein, the Executive shall be permitted to invest his assets in any corporation, firm or entity which may be deemed to compete with the Corporation, and/or its subsidiaries, within the meaning of this Section 8(a), provided that the Executive does not become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than five percent (5%) of the outstanding voting stock of any such corporation, firm or entity.





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          (b)    Confidential Information. The Executive will not at any time disclose to any other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Corporation and its subsidiaries obtained by him incident to his employment. The term "confidential information" includes, without limitation, financial information, trade secrets, business plans and opportunities (such as lending relationships, financial product developments or possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Corporation and its subsidiaries but does not include any information which has become part of the public domain by means other than the Executive's nonobservance of his obligations hereunder. Upon the effective date of any notice by the Executive or the Corporation to terminate this Agreement, or at any time upon the request of the Corporation, the Executive (or his heirs or personal representatives) shall deliver to the Corporation (i) all documents and materials containing confidential information and (ii) all documents, materials or other property belonging to the Corporation or its subsidiaries, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives.)

          (c) Relief Interpretation. The Executive agrees that a breach of this Section 8 will irreparably and continually damage the Corporation and that the Corporation shall be entitled to injunctive relief for any breach by him of the covenants contained in this Section 8, in addition to any other remedy provided by law. Breach of this Section 8 by the Executive will result in the cessation of any payments to or on behalf of Executive under Section 6 of this Agreement, and the Corporation may elect to suspend such payments in the event of breach, pending final determination of the merits of the dispute by a court of competent jurisdiction. The parties agree that the prevailing party will be entitled to recover the reasonable attorneys' fees and court costs incurred by such party in the course of prosecuting or defending any lawsuit brought under
Section 8 of this Agreement.





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          (d)   Modification of Agreement. This Section 8 is intended to limit the Executive's right to compete only to the extent necessary to protect the Corporation and its subsidiaries from unfair competition. The Executive acknowledges that the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Corporation and its subsidiaries. In the event that any provision of this
Section 8 shall be determined by a court of competent jurisdiction to be unenforceable for any reason, a court or other trier of fact may modify and enforce the covenant to the extent it is reasonable under the law and the circumstances existing at that time.

          (e) Survival of Restrictions. The provisions of this Section 8 will survive the termination of this Agreement and the termination of Executive's employment with the Corporation, regardless of the reasons for termination.

    9. Conflicting Agreements. The Executive hereby represents and warrants that except for the Palmer Employment Agreement, he is not a party to any other employment or compensation agreement, that performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

    10. Definition of "Person." For purposes of this Agreement, the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a limited liability company, a trust and any other entity or organization.

    11. Withholding. All payments made by the Corporation or its subsidiaries under this Agreement to Executive or on Executive's behalf shall be reduced by any tax or other amounts required to be withheld under applicable law.

    12. Arbitration of Disputes. With the exception of any dispute arising under Section 8 of this Agreement, any controversy or claim arising out of or relating to this





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Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Virginia by three arbitrators, one of whom shall be appointed by the Corporation, one of whom shall be appointed by the Executive, and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. Such arbitration shall be conducted in the County of Fairfax, Virginia, or in such other locations as the parties may agree, in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
Section 12. The decision of the arbitrators will be final and binding. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

    13.    Assignment; Binding Agreement; Successors.

           (a) Neither the Corporation nor the Executive may make an assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, and without such consent, any attempted transfer or assignment shall be null and of no effect. This Agreement shall inure to the benefit of and be binding upon the Corporation and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Corporation of all payments due him under this Agreement, the Corporation shall continue such payments to the Executive's beneficiary or to his estate, as appropriate.

           (b) This Agreement will remain binding upon any successor Person who acquires all or substantially all of the business or assets of the Corporation (whether by merger, reorganization, consolidation, liquidation, sale of substantially all of its assets or otherwise). The Corporation will require and such successor Person, to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Corporation would be required perform it if no succession had taken place. Failure of the Corporation to obtain such assumption in writing, shall be





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treated for purposes of this Agreement as a Termination Without Cause under
Section 6(c). Failure of the Executive to consent to the assumption of this Agreement by such successor Person shall be treated for purposes of this Agreement as a voluntary resignation under Section 6(f). In either event, the date on which any such succession becomes effective will be deemed the date of termination of employment.

    14. Exclusivity of Benefits. The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Corporation pursuant to employee benefit plans generally available to all employees of the Corporation or its subsidiaries; notwithstanding this provision, however, the parties agree that there will be no duplication of benefits in the case of salary continuation or severance plans. ConsequentlY, any compensation or benefits to which Executive is entitled upon termination under any generally available salary continuation or severance benefit plan, policy or practice will be offset against the specific compensation and benefits payable under this Agreement.

    15. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the applications of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

    16. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

    17. Notices. Any notices, requests, demands and other communications required by this Agreement shall be sufficient if in writing and delivered in person, by





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overnight delivery, or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Corporation or, in the case of the Corporation or the Bank, at their respective main offices, to the attention of their Chief Executive Officer.

    18. Indemnification. To the extent consistent with any general liability or directors' and officers' insurance policies in effect during the term of this Agreement, and as permitted by applicable law, the Corporation shall indemnify, hold harmless and defend the Executive for all acts or omissions taken or not taken by him in good faith while performing services for the Corporation or its subsidiaries to no lesser extent than, and upon the same terms and conditions as, other similarly situated officers of the Corporation. If and to the extent that the Corporation maintains, at any time during the term of this Agreement, a liability insurance policy covering the other officers and directors of the Corporation, the Corporation shall use its best effects to cause the Executive to be covered under such policy upon the same terms and conditions as other similarly situated officers and directors.

    19. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, will not be made or shall be returned promptly by the Executive, if required, if the Federal Deposit Insurance Corporation (FDIC) or any other enforcement authority, finds that the payments violate Section 18(k) of the Federal Deposit Insurance Act, as amended (12 U.S.C. Section 1828 (k)) and any final rules and regulations promulgated thereunder.

    20. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of the Corporation.





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    21.    Governing Law. This Agreement shall be construed under and be governed in all respects by the laws of the Commonwealth of Virginia, to the extent not preempted by Federal law.





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    IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Corporation and the Bank, by their respective duly authorized officers, and by the Executive, as of the date first above written.

ATTEST:                              GEORGE MASON BANKSHARES, INC.

  [SIG]                              By:    Bernard H. Clineburg
------------------------                -----------------------------------
Secretary                            Title: President
                                           --------------------------------

[Seal]

WITNESS:                             WEBB C. HAYES, IV
[SIG]                                [SIG]
------------------------             --------------------------------------
Name


ATTEST:                               THE PALMER NATIONAL BANK
[SIG]                                 By: [SIG]
------------------------                 ----------------------------------
Secretary                             Title: S.V.P
                                            -------------------------------

[Seal]





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